        As filed with the Securities and Exchange Commission on December 9, 1997
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             SALIX HOLDINGS, LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              ___________________

          BRITISH VIRGIN ISLANDS                            94-3267443
---------------------------------------------   -----------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION)  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                      3600 WEST BAYSHORE ROAD, SUITE 205
                          PALO ALTO, CALIFORNIA 94303
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ___________________
                                1994 STOCK PLAN
                            1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)
                              ___________________
                                  DAVID BOYLE
                VICE PRESIDENT, FINANCE AND ADMINISTRATION AND
                            CHIEF FINANCIAL OFFICER
                             SALIX HOLDINGS, LTD.
                      3600 WEST BAYSHORE ROAD, SUITE 205
                          PALO ALTO, CALIFORNIA 94303
                                (650) 856-1550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              ___________________
                                  Copies to:
                            DOUGLAS H. COLLOM, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300
                              ___________________
                        CALCULATION OF REGISTRATION FEE

=======================================================================================

                                                 PROPOSED     PROPOSED
                                                  MAXIMUM      MAXIMUM
     TITLE OF EACH CLASS            AMOUNT       OFFERING     AGGREGATE      AMOUNT OF
      OF SECURITIES TO              TO BE          PRICE      OFFERING     REGISTRATION
        BE REGISTERED             REGISTERED     PER SHARE      PRICE         FEE(1)
---------------------------------------------------------------------------------------
Common Stock,  no par value    1,016,862 shares      $6.50  $6,609,603.00     $1,949.83
=======================================================================================

(1) Calculated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on The Toronto Stock Exchange on December 3, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    ITEM 3(a).

    The Registrant's Final Prospectus dated October 16, 1997, filed with the Commission on October 17, 1997 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

    ITEM 3(b).

    The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

    ITEM 3(c).

    The description of the Registrant's Common Stock which is contained in items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act as filed with the Commission on October 27, 1997, and any further amendment or report filed hereafter for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Jay Lefton, the Secretary of the Registrant, is a partner in the law firm of Aird & Berlis, Toronto, Ontario, which is named in the Registrant's Final Prospectus dated October 16, 1997, and incorporated herein by reference, as having passed upon certain legal matters relating to the distribution of the Registrant's Common Shares in Canada.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Memorandum and Articles of Association provide that the Registrant may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings of any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal or administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Registrant; or is or was, at the request of the Registrant, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The Registrant may only indemnify a person if the person acted honestly and in good faith and with a view to the best interests of the Registrant and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

    At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number   Document
         -------  --------

          4.1* 1994 Stock Plan and forms of Stock Option Agreement and Restricted Stock Purchase Agreement thereunder
          4.2* 1996 Stock Option Plan and forms of Notice of Stock Option Grant and Stock Option Agreement thereunder.
          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
         23.1     Consent of Independent Auditors.
         23.2     Consent of Counsel (contained in Exhibit 5.1).
         24.1     Power of Attorney (see page II-4).
--------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-33781) as declared effective by the Securities and Exchange Commission on October 16, 1997.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the laws of the British Virgin Islands, the Memorandum and Articles of Association of the Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Salix Holdings, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 8th day of December, 1997.


                                 SALIX HOLDINGS, LTD.



                                 By:  /s/ David Boyle
                                      ---------------------------------------
                                      David Boyle
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Randy W. Hamilton and David Boyle his or her attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



        SIGNATURE                       TITLE                      DATE
   -------------------            -----------------            ------------

/s/ Randy W. Hamilton      Chairman of the Board,            December 8, 1997
-------------------------  President and  Chief Executive
(Randy W. Hamilton)        Officer (Principal Executive
                           Officer)

/s/ David Boyle            Vice President, Finance and       December 8, 1997
-------------------------  Administration and Chief
(David Boyle)              Financial Officer
                           (Principal Financial and
                           Accounting Officer)

/s/ Lorin K. Johnson       Vice President, Research and      December 8, 1997
-------------------------  and Director
(Lorin K. Johnson)

/s/ David E. Lauck, Sr.    Director                          December 8, 1997
-------------------------
(David E. Lauck, Sr.)

/s/ Lily Baxendale         Director                          December 8, 1997
-------------------------
(Lily Baxendale)

/s/ John F. Chappell       Director                          December 8, 1997
-------------------------
(John F. Chappell)

/s/ Lawrance A. Brown      Director                          December 8, 1997
-------------------------
(Lawrance A. Brown)

/s/ Nicholas M. Ediger     Director                          December 8, 1997
-------------------------
(Nicholas M. Ediger)

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT
-------                          -------

    4.1*   1994 Stock Plan and forms of Stock Option  Agreement and Restricted
           Stock Purchase Agreement thereunder ................................
    4.2*   1996 Stock Option Plan and forms of Notice of Stock Option Grant and
           Stock Option Agreement thereunder...................................
    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.........................................................
   23.1    Consent of Independent Auditors.....................................
   23.2    Consent of Counsel (contained in Exhibit 5.1).......................
   24.1    Power of Attorney (see page II-4)...................................
-------------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-33781) as declared effective by the Securities and Exchange Commission on October 16, 1997.